UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ASGA, Inc.
             ------------------------------------------------------
                 (Name of small business issuer in its charter)


Nevada                                                      88-0451101
------------------------------                          ------------------------
(State or other jurisdiction                            (I.R.S. Employer or
of incorporation organization)                              Identification No.)


660 South Hughes Boulevard
Elizabeth City, NC                                             27909
----------------------------------------                ------------------------
(Address of principal place of business)                    (zip code)

                                   ASGA, INC.
              Year 2001 Employee/Consultant Stock Compensation Plan
             ------------------------------------------------------
                            (Full title of the plan)

                              Mintmire & Associates
                              265 Sunrise Avenue, Suite 204,
                              Palm Beach, FL 33480
                              Tel: (561) 832-5696
           -----------------------------------------------------------
            (Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                  MAXIMUM
                  PROPOSED        PROPOSED        AGGREGATE
TITLE OF          AMOUNT          MAXIMUM         OFFERING
SECURITIES        TO BE           OFFERING        PRICE         AMOUNT OF
TO BE             REGISTERED      PRICE           PER SHARE     REGISTRATION
REGISTERED        (2)             PER SHARE       (1)           FEE
Common Stock
Par Value $0.001  2,000,000         $ 0.32       $ 640,000      $160.00

(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the average closing price of the Company's common stock on September 20, 2001, September 21, 2001, September 24, 2001, September 25, 2001 and September 26, 2001 as reported on the OTC Electronic Bulletin Board.

(2) Represents the maximum number of shares which may be granted under the ASGA, Inc. Year 2001 Employee/Consultant Stock Compensation Plan (the "Plan").

                                                      PART II

                                  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

     (1) The Registrant's Registration Statement on Form l0-SB filed on April 30, 2001, and all amendments thereto;

     (2) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the filing of the Registrant's Registration Statement referred to above; and

     (3) The description of the common stock of the Registrant contained in the Registrant's Registration Statement.

     All  documents  filed by the  Registrant  with the  Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

     The Bylaws of the Registrant contain provisions which provide for the indemnification of directors, officers, and other employees or agents of the Registrant properly appointed to serve in an official capacity who while acting in good faith, in the best interests of the Registrant, and within the scope of their offices, are or are threatened to be named as a defendant or respondent in a civil or criminal action. The extent of the indemnification is limited to judgements, penalties, fines, settlements and reasonable expenses actually incurred.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

     (a) The exhibits required to be filed herewith by Item 601 of Regulation S-B, as described in the following index of exhibits, are incorporated herein by reference, as follows:

Item No.          Description
-------------     ------------------------

2.1      [4]      Share Exchange Agreement between Transportation Safety Lights, Inc. and World
                  Quest, Inc. dated September 11, 2001.

3.(i).1  [1]      Articles of Incorporation of Transportation Safety Lights, Inc. filed February 16,
                  2000.

3.(i).2  *        Articles of Amendment of Articles of Incorporation filed September 27, 2001.

3.(ii).1 [1]      Bylaws of Transportation Safety Lights, Inc.

4.1      [3]      Consulting Agreement between the Company and Scott Bleazard.

4.2      [3]      Consulting Agreement between the Company and Stephen Brock.

5.1      [3]      Opinion of Harold P. Gewerter and Associates.

5.2      *        Opinion of Mintmire & Associates.

10.1     [2]      Design and Manufacturing Agreement dated March 21, 2001.

10.2     *        ASGA, Inc. Year 2001 Employee/Consultant Stock Compensation Plan.

23.1     [3]      Consent of Harold P. Gewerter and Associates (included in Exhibit 5.1).

23.2     [3]      Consent of Beckstead and Associates.

23.3     *        Consent of G.  Brad Beckstead, CPA.
-------------------------------------------------

(* filed herewith)

[1] Incorporated herein by reference to the Company's Registration Statement on Form 10-SB filed April 30, 2001.

[2] Incorporated herein by reference to the Company's Quarterly Report on Form 10QSB filed May 29, 2001.

[3] Incorporated herein by reference to the Company's Registration Statement on Form S-8 filed August 1, 2001.

[4] Incorporated herein by reference to the Company's Current Report on Form 8-K filed September 21, 2001.

     (b) A Current Report on Form 8-K was filed by the Company on September 21, 2001. The report disclosed a change of control of the Company following a share exchange conducted between the Company and World Quest, Inc., a Nevada corporation on or about September 11, 2001, which resulted in the issuance by the Company of 16,321,750 shares of the Company's common stock.

Item 9. Undertakings.

The Registrant hereby undertakes:

(d)  (1) to file,  during any period in which it offers or sells  securities,  a
post  effective  amendment  to  this  registration   statement  to  include  any
prospectus required by Section 10(a) (3) of the Securities Act;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

     (3) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.

                                   SIGNATURES





Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, in Elizabeth City, North Carolina.



                            ASGA, Inc.

Date: September 24, 2001    By: /s/ Tom Kidd
                            ------------------------------------------------
                            Tom Kidd, President and CEO

                            By: /s/ Vera L. Harrell
                            ------------------------------------------------
                            Vera L. Harrell, Secretary


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                       Title                   Date
-------------------------     -------------------     -------------------


/s/ Tom Kidd
-------------------------
Tom Kidd                      President and CEO       September 24, 2001

/s/ Vera L. Harrell
-------------------------
Vera L. Harrell               Secretary               September 24, 2001